UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 11, 2011

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On March 11, 2011, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) appointed Douglas A. Graham as Vice President, General Counsel and Secretary.  Mr. Graham, who is 47 years old, joined the Registrant from Exelon Corporation, where he had been Assistant General Counsel for over five years at its Commonwealth Edison Company and Exelon Business Services Company subsidiaries.  Mr. Graham holds a J.D. from the University of Michigan, Ann Arbor.

Item 8.01                      Other Events.

Also on March 11, 2011, the Registrant’s Board of Directors authorized the repurchase of up to an additional 250,000 shares of the Registrant’s Common Stock.  The Registrant’s Board of Directors also declared regular quarterly cash dividends of $0.16 per share of the Registrant’s Common Stock and $0.12 per share of the Registrant’s Class B Stock.  The dividends will be payable on June 3, 2011, to stockholders of record at the close of business on May 20, 2011.

A copy of the Registrant’s press releases announcing these matters is attached hereto as Exhibits 99.1 and 99.2 respectively and the information contained therein is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number                                 Description of Exhibits

99.1	Press Release dated March 11, 2011, announcing appointment of Vice President, General Counsel and Secretary.
99.2	Press Release dated March 11, 2011 announcing repurchase authorization and declaration of quarterly cash dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  March 11, 2011

Exhibit Index

Exhibit
Number                      Description of Exhibits

99.1	Press Release dated March 11, 2011, announcing appointment of Vice President, General Counsel and Secretary.
99.2	Press Release dated March 11, 2011 announcing repurchase authorization and declaration of quarterly cash dividends.